Exhibit 99.1
TerraForm Power, Inc. Announces Adoption of Stockholder Protection Rights Agreement

TerraForm Power, TerraForm Global and SunEdison Working Collaboratively to Explore Potential Value Creation Options for SunEdison’s Interests in the Yieldcos

Bethesda, MD, July 25, 2016 -- TerraForm Power, Inc. (the “Company” or “TerraForm Power”) (Nasdaq: TERP) today announced that its Board of Directors has adopted a Stockholder Protection Rights Agreement (the “Rights Agreement”) and declared a dividend of one Right on each outstanding share of the Company’s Class A Common Stock. The record date to determine which stockholders are entitled to receive the Rights is August 4, 2016.

Peter Blackmore, Chairman and Interim CEO of TerraForm Power, said, “The Rights Agreement was adopted in response to the potential sale of a significant equity stake in TerraForm Power by SunEdison and the announced accumulation of TerraForm Power Class A shares by entities affiliated with Brookfield Asset Management. The TerraForm Power Board of Directors believes it is in the best interests of all TerraForm Power stockholders for acquisition proposals for all or a portion of the TerraForm Power equity interests to be able to emerge in an environment free of a blocking position accumulated by possible bidders.”

TerraForm Power and TerraForm Global (Nasdaq: GLBL), in collaboration with SunEdison (OTC PINK: SUNEQ), are working together to explore potential value creating options for SunEdison’s interests in both companies. The independent directors of TerraForm Power and TerraForm Global have determined that it is in the best interests of their respective Class A stockholders for any potential SunEdison transaction to achieve a strong valuation, including because a sale that includes Class A shares may emerge and be in the best interests of all stockholders.

Mr. Blackmore continued, “The Conflicts Committees of the Boards of Directors of TerraForm Power and TerraForm Global have approved the companies to work cooperatively with SunEdison and focus on increasing value for all stockholders in this process. TerraForm Power and TerraForm Global have important interests at stake in connection with these sales and the companies will take actions that it believes are in the best interests of its stockholders.”

Rights Plan Terms
Until the earlier of (i) the Company’s announcing that a person or group (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the Class A Common Stock (the “Flip-in Date”) and (ii) the tenth business day, or such later date designated by the Board of Directors, after any person or group commences a tender offer that will result in such person or group beneficially owning 15% or more of the Class A Common Stock, the Rights will be evidenced by the Class A Common Stock certificates, will automatically trade with the Class A Common Stock and will not be exercisable. Thereafter, separate Rights certificates will be distributed and each Right will entitle its holder to purchase fractions of Participating Preferred Stock having economic and voting terms similar to those of one share of Class A Common Stock for an exercise price of $40.

Upon the occurrence of the Flip-in Date, each Right (other than Rights beneficially owned by any Acquiring Person or transferees thereof, which Rights become void) will be automatically exchanged for one share of Class A Common Stock, unless the Board of Directors, with the prior written approval of holders of a majority of the shares of Class B Common Stock, determines otherwise or the Acquiring Person beneficially owns more than 50% of the Company’s Class A Common Stock. If the Board determines, with the prior written approval of holders of a majority of the shares of Class B Common Stock, not to effect the exchange, each Right (other than the voided ones) will entitle its holder to purchase, for the exercise price, a number of shares of the Class A Common Stock having a market value of twice the exercise price. Also, if after an Acquiring Person controls the Company’s Board of Directors or is the owner of 50% or more of the Class A Common Stock, the Company is involved in a merger or sells more than 50% of its assets or earning power or is involved with an Acquiring Person in certain “self-dealing” transactions and, in the case of a merger, the Acquiring Person will receive different treatment than all other stockholders or the transaction is with the Acquiring Person, each Right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the Acquiring Person (or other party to the transaction) having a market value of twice the exercise price.

The Rights may generally be redeemed by the Board of Directors for $0.01 per Right prior to the Flip-in Date. In response to a Qualified Offer, the Stockholder Protection Rights Agreement also provides stockholders with the right to request that the Board of Directors call a special meeting of stockholders to vote on a resolution authorizing the redemption of the Rights by submitting written notice to the Board of Directors executed by, or on behalf of, the holders of at least 10% of the shares of Class A Common Stock or of the voting power of the shares of Common Stock, not giving effect to any affirmative votes cast by the offeror or any of its Affiliates or Associates. The Rights will be redeemed (or the Board of Directors shall take such other action as would prevent the existence of the Rights from interfering with the consummation of the Qualified Offer) if the holders of at least a majority of the voting power of the shares of Common Stock and a majority of the shares of Class A Common Stock outstanding, not giving effect to any affirmative votes cast by the offeror or any of its Affiliates or Associates, vote in favor of the resolution authorizing the redemption at the special meeting or if a special meeting has not been held 90 business days after notice is received by the Board of Directors (unless the meeting is not held because of the absence of a quorum due to the failure of SunEdison, Inc. (“SunEdison”) to be present).
The Rights Agreement expires immediately prior to the sale by SunEdison, directly or indirectly, of all or substantially all of the shares of Common Stock beneficially owned by SunEdison.

Any issuance of shares of Class A Common Stock as a result of any exchange, exercise or redemption of Rights in accordance with the terms of the Rights Agreement will be accompanied by the issuance to the Company of an equal number of Class A Units in TerraForm Power, LLC (“Terra LLC”) in accordance with the Amended and Restated Limited Liability Company Agreement for Terra LLC (the “LLC Agreement”). Upon any such issuance of Class A Units, an equitable adjustment will be made in accordance with the terms of the LLC Agreement to protect the Class B Units in Terra LLC from dilution. The adjustment will be made by issuing additional Class B Units in Terra LLC to holders of then existing Class B Units according to an anti-dilution formula set forth in an amendment to the LLC Agreement adopted in connection with the Rights Agreement. Simultaneously with the issuance of additional Class B Units in Terra LLC, the Company will issue an equal number of shares of Class B Common Stock to the recipients of such additional Class B Units.

The Rights Agreement does not in any way weaken TerraForm Power’s financial strength or interfere with its business plans. The issuance of the Rights has no dilutive effect, will not affect reported earnings per share, is not taxable to TerraForm Power or its stockholders and will not change the way in which TerraForm Power’s shares are traded.

A letter to stockholders regarding the Rights Agreement and a Summary of certain terms of the Rights Agreement will be mailed to stockholders.

The companies noted that no decision has been made and that there can be no assurance that the Board's exploration of alternatives will result in any transaction being entered into or consummated. TerraForm Global and TerraForm Power do not intend to discuss or disclose developments with respect to this process until the Board has approved a definitive course of action.

TerraForm Power is a publicly held company whose shares of Class A Common Stock are listed on the NASDAQ Stock Market under the ticker symbol TERP.

About TerraForm Power
TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

About TerraForm Global
TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements related to the possibility that a sale may emerge that includes the Class A shares; the future workings or mechanisms of the Rights Agreement; the potential redemption of the Rights by the Board of Directors; the issuance by TerraForm Power or Terra LLC of any Class A Shares, Class A Units, Class B Shares or Class B Units; the Rights Agreement’s effect on TerraForm Power’s reported earnings per share or the way in which TerraForm Power’s shares are traded; TerraForm Power mailing a letter to stockholders; and TerraForm Power’s intention not to discuss or disclose developments until the Board of Directors has approved a definitive course of action.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

TerraForm Power undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:
Investors:
Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:
Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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